Exhibit 10.52
EXTERRAN HOLDINGS, INC. AWARD NOTICE
TIME-VESTED RESTRICTED STOCK
FIRST AMENDMENT
          THIS FIRST AMENDMENT TO THE EXTERRAN HOLDINGS, INC. AWARD NOTICE FOR TIME-VESTED RESTRICTED STOCK (the “Amendment”) is entered into by and between Exterran Holdings, Inc., a Delaware corporation (the “Company”), and Stephen A. Snider (the “Participant”).
W I T N E S S E T H:
          WHEREAS, the Company previously granted to the Participant, on March 4, 2008, 20,060 shares of restricted stock of the Company under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”), pursuant to the terms and conditions of an Award Notice for Time-Vested Restricted Stock (the “Award Notice”) and the Plan; and
          WHEREAS, subject to the consent of the Participant, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, amend an outstanding Award Notice from time to time in any manner that is not inconsistent with the provisions of the Plan; and
          WHEREAS, the Committee has determined that the Participant’s termination of employment with the Company (other than due to Cause, death or Disability) shall constitute “Retirement” under the Plan; and
          WHEREAS, the Committee and the Participant desire to amend the Award Notice to make certain changes with regard to the vesting provisions of the Award Notice;
          NOW, THEREFORE, effective as of October 27, 2008, the Award Notice is hereby amended as follows:
          1. Section 4 of the Award Notice is hereby amended to read as follows:
     “4. Termination of Employment. If your employment with the Company or an Affiliate terminates for any reason (other than as a result of death, Disability or Retirement), the unvested portion of your Award will be automatically forfeited on the date of such termination unless the Compensation Committee directs otherwise. If your employment with the Company terminates as a result of your death, Disability or Retirement, on or after October 28, 2008, the unvested portion of your Award will immediately vest in full and all restrictions applicable to your Award will cease as of the date of your termination.”

          2. The Award Notice shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of October 27, 2008.

EXTERRAN HOLDINGS, INC.

By:

Stephen M. Pazuk
Chairman, Compensation Committee

PARTICIPANT

Stephen A. Snider

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